CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-40495, 333-40495-01, 333-18839,
          33-96660, 33-08729 and 333-38823 and Form S-8 Nos. 333-45213,
          333-39737, 333-25957 and 33-14127) of ICG Communications, Inc.,
          ICG Holdings (Canada), Inc., and IntelCom Group, and in the related Prospectuses of our report dated February 5, 1997, with respect to the consolidated financial statements of NETCOM On-Line Communication Services, Inc. (NETCOM) included in NETCOM's Annual Report (Form 10-KSB) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP

                                                  ERNST & YOUNG LLP


          San Jose, California
          February 4, 1998